EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
SECOND QUARTER 2010 RESULTS

•	Funds from Operations of $19.2 Million or $.71 Per Share Compared to $.80 Per Share for the Same Quarter Last Year
•	Net Income Attributable to Common Stockholders of $4.5 Million or $.17 Per Share
•	Same Property Net Operating Income Decline of 3.8%; 4.7% Decline Without Straight-Line Rent Adjustments
•	89.1% Leased, 87.2% Occupied
•	Paid 122nd Consecutive Quarterly Cash Dividend – $.52 Per Share
•	Interest and Fixed Charge Coverages of 3.2x
•	Acquired One Building in Phoenix for $1.3 Million
•	Two Development Projects With Estimated Costs to Complete of $2.1 Million as of June 30, 2010
•	No Debt Maturities for the Remainder of 2010

JACKSON, MISSISSIPPI, July 27, 2010 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and six months ended June 30, 2010.

Commenting on EastGroup’s performance for the quarter, David H. Hoster II, President and CEO, stated, “We are pleased to report that during the second quarter we increased occupancy by 100 basis points to 87.2% by signing a record number of leases.  This improvement exceeded our expectations and was primarily achieved in the month of June.  In addition, funds from operations for the quarter again exceeded the mid-point of our guidance.”

FUNDS FROM OPERATIONS

For the quarter ended June 30, 2010, funds from operations (FFO) was $.71 per share compared to $.80 per share for the same period of 2009, a decrease of 11.3%.  Property net operating income (PNOI) increased 0.3% primarily due to additional PNOI of $674,000 from 2009 and 2010 acquisitions and $567,000 from newly developed properties, offset by a decrease in PNOI of $1,142,000 from same property operations.  Termination fee income of $1,025,000 and bad debt expense of $126,000 were included in PNOI in the second quarter of 2010 compared to $210,000 and $639,000, respectively, in the same quarter last year.

Same property net operating income decreased 3.8% for the quarter and 4.7% without straight-line rent adjustments.  Rental rates on new and renewal leases (6.8% of total square footage) decreased an average of 16.1% for the quarter; rental rates decreased 18.9% without straight-line rent adjustments.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

For the six months ended June 30, 2010, FFO was $1.45 per share compared to $1.63 per share for the same period last year, a decrease of 11.0%.  PNOI increased 0.4% mainly due to additional PNOI of $1,357,000 from 2009 and 2010 acquisitions and $1,263,000 from newly developed properties, offset by a decrease in PNOI of $2,338,000 from same property operations.  Termination fee income of $2,438,000 and bad debt expense of $742,000 were included in PNOI in the first six months of 2010 compared to $442,000 and $1,417,000, respectively, in the same period last year.

For the first six months of 2010, same property net operating income decreased 3.9%; 5.0% without straight-line rent adjustments.  Rental rates on new and renewal leases (14.4% of total square footage) decreased an average of 12.2% for the six months; rental rates decreased 16.2% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.17 for the three months ended June 30, 2010, compared to $.28 for the same period of 2009.  Diluted EPS was $.35 for the first six months of 2010 compared to $.59 for the same period last year.  The decrease in diluted EPS for both periods was primarily attributable to lower occupancy, increased depreciation and amortization expense and increased interest expense, which primarily resulted from decreased interest capitalization during 2010.

PROPERTY ACQUISITION

In June, EastGroup closed on the acquisition of East University Distribution Center III, a 32,000 square foot business distribution property in Phoenix, for $1.3 million.  The 100% leased, single-tenant building is located near existing EastGroup assets in the city’s central submarket and is projected to generate a yield of 9.5% over the next 12 months.

DEVELOPMENT

At June 30, 2010, EastGroup’s development program consisted of two properties located in Houston and San Antonio, Texas.  These properties contain 108,000 square feet and have a projected total cost of $8.5 million, of which $6.4 million was incurred as of June 30, 2010.  The two properties were collectively 67% leased at June 30, 2010 and July 26, 2010.  There have not been any construction starts in 2010, and none are planned for the remainder of the year.

During the first six months of 2010, EastGroup transferred four development properties to the real estate portfolio as detailed below:

Real Estate Properties Transferred from Development in 2010	Size	Date Transferred	Cost	Percent Leased at 7/26/10
	(Square feet)		(In thousands)

Beltway Crossing VII, Houston, TX	95,000	02/01/10	$5,971	69%
Country Club III & IV, Tucson, AZ	138,000	02/01/10	11,859	52%
Oak Creek IX, Tampa, FL	85,000	02/01/10	5,190	0%
Blue Heron III, West Palm Beach, FL	20,000	04/01/10	2,822	42%
Total Developments Transferred	338,000		$25,842

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the second quarter of 2010, which was the 122nd consecutive quarterly cash distribution to the Company’s common stockholders.  The Company’s dividend payout ratio to funds from operations was 73% for the quarter.  The annualized dividend rate of $2.08 per share yielded 5.6% on the closing stock price of $37.19 on July 26, 2010.

FINANCIAL STRENGTH AND FLEXIBILITY

During the second quarter, EastGroup continued to achieve strong debt ratios.  Debt-to-total market capitalization was 43.0% at June 30, 2010.  For the quarter, EastGroup had interest and fixed charge coverage ratios of 3.2x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.40.  Total debt at June 30, 2010 was $723.8 million comprised of $593.2 million of fixed rate mortgage debt and $130.6 million of floating rate bank debt.

EastGroup has revolving credit facilities of $200 million and $25 million, of which $92 million was available to borrow as of June 30, 2010.  These credit facilities mature in January 2012; however, the $200 million line of credit has an option for a one-year extension at the Company’s request.  The Company has no debt maturities in 2010.

OUTLOOK FOR REMAINDER OF 2010

FFO per share for 2010 is estimated to be in the range of $2.81 to $2.89.  Diluted EPS for 2010 is estimated to be in the range of $.62 to $.69.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q3 2010	Y/E 2010	Q3 2010	Y/E 2010
	(In thousands, except per share data)
Net income attributable to common stockholders	$3,454	16,576	4,526	18,577
Depreciation and amortization	14,716	58,814	14,716	58,957
Funds from operations attributable to common stockholders	$18,170	75,390	19,242	77,534

Diluted shares	26,817	26,811	26,817	26,811

Per share data (diluted):
Net income attributable to common stockholders	$0.13	0.62	0.17	0.69
Funds from operations attributable to common stockholders	$0.68	2.81	0.72	2.89

The following assumptions were used:

•	Average occupancy of 86% to 88% for the year.
•	Same property NOI decrease of 3.25% to 4.75% for the year.
•	Operating property acquisitions of $20 million on October 1, 2010.
•	No dispositions during the year.
•	No development construction starts during the year.
•	Termination fees, net of bad debt, of $.06 per share for the year.
•	Floating rate bank debt at an average rate of 1.20% for the year.
•	New fixed rate debt of $55 million on October 1, 2010 at 5.25%.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company’s current operations on Wednesday, July 28, 2010, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-895-0198 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Wednesday, July 28, 2010.  The telephone replay will be available until Wednesday, August 4, 2010, and can be accessed by dialing 1-800-727-1367.  Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Wednesday, August 4, 2010.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available upon request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, development and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California.  The Company’s goal is to maximize stockholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio currently includes 28.1 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

REVENUES
Income from real estate operations	$43,528	43,044	87,959	86,354
Other income	60	24	88	39
	43,588	43,068	88,047	86,393
EXPENSES
Expenses from real estate operations	13,045	12,646	26,569	25,214
Depreciation and amortization	14,706	13,296	29,423	26,325
General and administrative	2,544	2,166	5,154	4,727
	30,295	28,108	61,146	56,266

OPERATING INCOME	13,293	14,960	26,901	30,127

OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated investment	83	82	167	163
Gain on sales of non-operating real estate	8	7	19	15
Interest income	86	32	167	156
Interest expense	(8,892)	(7,817)	(17,670)	(15,318)
INCOME FROM CONTINUING OPERATIONS	4,578	7,264	9,584	15,143

DISCONTINUED OPERATIONS
Loss from real estate operations	-	(38)	-	(76)
LOSS FROM DISCONTINUED OPERATIONS	-	(38)	-	(76)

NET INCOME	4,578	7,226	9,584	15,067
Net income attributable to noncontrolling interest in joint ventures	(101)	(70)	(204)	(233)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,477	7,156	9,380	14,834

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.17	0.28	0.35	0.59
Loss from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.17	0.28	0.35	0.59

Weighted average shares outstanding	26,748	25,326	26,741	25,163

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.17	0.28	0.35	0.59
Loss from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.17	0.28	0.35	0.59

Weighted average shares outstanding	26,815	25,413	26,802	25,244

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$4,477	7,194	9,380	14,910
Loss from discontinued operations	-	(38)	-	(76)
Net income attributable to common stockholders	$4,477	7,156	9,380	14,834

EASTGROUP PROPERTIES, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

NET INCOME	$4,578	7,226	9,584	15,067
Equity in earnings of unconsolidated investment	(83)	(82)	(167)	(163)
Interest income	(86)	(32)	(167)	(156)
Other income	(60)	(24)	(88)	(39)
Gain on sales of non-operating real estate	(8)	(7)	(19)	(15)
Loss from discontinued operations	-	38	-	76
Depreciation and amortization from continuing operations	14,706	13,296	29,423	26,325
Interest expense (1)	8,892	7,817	17,670	15,318
General and administrative expense (2)	2,544	2,166	5,154	4,727
PROPERTY NET OPERATING INCOME (PNOI)	$30,483	30,398	61,390	61,140

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
COMMON STOCKHOLDERS	$4,477	7,156	9,380	14,834
Depreciation and amortization from continuing operations	14,706	13,296	29,423	26,325
Depreciation and amortization from discontinued operations	-	14	-	29
Depreciation from unconsolidated investment	33	33	66	66
Noncontrolling interest depreciation and amortization	(53)	(51)	(105)	(102)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$19,163	20,448	38,764	41,152

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,477	7,156	9,380	14,834
Interest expense (1)	8,892	7,817	17,670	15,318
Interest expense from unconsolidated investment	81	83	162	166
Noncontrolling interest in earnings (before depreciation and amortization)	154	121	309	335
Gain on sales of non-operating real estate	(8)	(7)	(19)	(15)
Loss from discontinued operations (before depreciation and amortization)	-	24	-	47
Depreciation and amortization from continuing operations	14,706	13,296	29,423	26,325
Depreciation and amortization from discontinued operations	-	14	-	29
Depreciation from unconsolidated investment	33	33	66	66
Noncontrolling interest depreciation and amortization	(53)	(51)	(105)	(102)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$28,282	28,486	56,886	57,003

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.17	0.28	0.35	0.59
Loss from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.17	0.28	0.35	0.59

Funds from operations attributable to common stockholders	$0.71	0.80	1.45	1.63

Weighted average shares outstanding for EPS and FFO purposes	26,815	25,413	26,802	25,244

(1) Net of capitalized interest of $875 and $1,747 for the three months ended June 30, 2010 and 2009, respectively; and $1,836 and $3,398 for the six months ended June 30, 2010 and 2009, respectively.

(2)  Net of capitalized development costs of $120 and $329 for the three months ended June 30, 2010 and 2009, respectively; and $205 and $675 for the six months ended June 30, 2010 and 2009, respectively.